UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2017

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2017, Dan Levin, Chief Operating Officer of Box, Inc. (the “Company”), resigned as the Company’s Chief Operating Officer, effective August 1, 2017. Mr. Levin has agreed to remain an employee of the Company until September 30, 2017, or such earlier date as may be mutually agreed on by Mr. Levin and the Company. Mr. Levin will continue to serve as a member of the Company’s Board of Directors.

On July 9, 2017, Stephanie Carullo accepted an offer of employment to join the Company and was appointed to succeed Mr. Levin as the Company’s Chief Operating Officer, effective August 1, 2017.

Ms. Carullo, age 49, has served as an advisor at several privately held companies from June 2016 to July 2017. From September 2015 to May 2016, Ms. Carullo served as Head of Global Partnerships at Hampton Creek, Inc., a food company. From September 2011 to August 2015, Ms. Carullo served as Vice President, US Education, at Apple Inc., a technology company. From October 2007 to August 2011, Ms. Carullo served as Vice President, Service Provider OTT Segment and Vice President, Data Center, Cloud and Virtualization at Cisco Systems, Inc., a networking and information technology company. From 2004 to 2007, Ms. Carullo served as Managing Director, Sales Enablement and Enterprise & Government at Telstra Corporation Ltd., a telecommunications company. From 1990 to 2004, Ms. Carullo worked for IBM Australia where she held a variety of positions, including in sales leadership, general management consulting. Ms. Carullo holds a B.A. in Economic History from Monash University.

Pursuant to the terms of an employment offer letter, dated July 7, 2017, by and between the Company and Ms. Carullo (the “Offer Letter”), Ms. Carullo’s base salary will be $370,000 and will be eligible for a discretionary annual bonus of up to 55% of her annual base salary. Ms. Carullo will also be granted an option to purchase up to 400,000 shares of the Company’s Class A Common Stock and restricted stock units covering 200,000 shares of the Company’s Class A Common Stock (together, the “Equity Awards”). The Equity Awards will vest over four years as described in the Offer Letter and be subject to the terms of the Company’s 2015 Equity Incentive Plan and related form agreements. The foregoing description of the Offer Letter is qualified in its entirety by the text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company has entered into its standard form of Change of Control and Severance Agreement with Ms. Carullo, a copy of which has been filed as Exhibit 10.7A to the Company’s Registration Statement on Form S-1 (File No. 333-194767) filed with the Securities and Exchange Commission on December 10, 2014 and is incorporated herein by reference. The Company also intends to enter into its standard form of indemnification agreement with Ms. Carullo, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-194767) filed with the Securities and Exchange Commission on July 7, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Carullo and any other persons pursuant to which she was selected as the Company’s Chief Operating Officer. There are also no family relationships between Ms. Carullo and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his departure as the Company’s Chief Operating Officer, Mr. Levin entered into a transition employment letter (the “Transition Agreement”) with the Company, dated July 11, 2017, pursuant to which Mr. Levin, among other things, (a) agreed to remain an employee of the Company through September 30, 2017, or such earlier date as may be mutually agreed on by him and the Company, during which time he will receive his full salary but will not be eligible for any bonus payments under the Company’s fiscal year 2018 executive bonus plan; (b) agreed to provide ongoing advisory services, if requested, to the Company for a period of three years; (c) acknowledged that he is not entitled to any current or future benefits under the Change in Control and Severance Agreement he had previously entered into with the Company; (d) agreed to forfeit the shares of the Company’s Class A common stock and Class B common stock, as applicable, subject to (i) his stock option granted on April 9, 2017 subject to performance-based vesting (the “Performance Option”) and (ii) each of his outstanding stock options other than the Performance Option that are scheduled to vest after March 20, 2018; and (e) agreed to waive any right to receive any cash or equity fees pursuant to the Company’s Outside Director Compensation Policy until such time as he may be reelected as a member of the Board at the Company’s annual meeting of stockholders. The foregoing description of the Transition Agreement is qualified in its entirety by the text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Box, Inc. and Stephanie Carullo dated July 7, 2017.

10.2	Transition Employment Letter between Box, Inc. and Dan Levin dated July 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: July 12, 2017
	By:	/s/ Peter McGoff
Peter McGoff
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between Box, Inc. and Stephanie Carullo dated July 7, 2017.

10.2	Transition Employment Letter between Box, Inc. and Dan Levin dated July 11, 2017.